Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 6, 2025, Vireo Growth Inc. (the “Company” or “Vireo”) completed its previously announced acquisition of Deep Roots Holdings, Inc. (“Deep Roots”), where pursuant to the Agreement and Plan of Merger (“Deep Roots Merger Agreement”), Vireo acquired all of the issued and outstanding shares of Deep Roots (the “Deep Roots Merger”) in exchange for the issuance of 251,210,053 subordinate voting shares (the “Subordinate Voting Shares”) of Vireo (subject to the clawback provisions of the Deep Roots Forfeiture Amount and Deep Roots New Retail Forfeiture Amount, as defined below), representing a value of $100,169,437 (the “Merger Consideration”), including the potential Deep Roots Earn-Out Shares, as defined below. The number of Subordinate Voting Shares issued at the closing date of the Deep Roots Merger (the “Deep Roots Closing Date”) was calculated by dividing the Merger Consideration as of the date the Deep Roots Merger Agreement was entered into by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Merger Consideration is based upon a multiple of a $31,000,000 earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted for certain items as described in the definition of Merger Consideration in the Deep Roots Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.

At the Deep Roots Closing Date, each share of the common stock, par value $0.001 per share, of Deep Roots (the “Deep Roots Common Stock”) was converted into, in accordance with the terms of the Deep Roots Merger Agreement, the applicable portion of the Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which Merger Consideration was paid via newly issued shares of the Company’s Subordinate Voting Shares, which had a fair value of $0.39 per share. The holders of Deep Roots Common Stock are also eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of Deep Roots and its subsidiaries during 2026 (the “Deep Roots Earn-Out Shares”).

The Deep Roots Merger was accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vireo and Deep Roots adjusted to give effect to the Deep Roots Merger and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Deep Roots, both of which have December 31 fiscal year ends, as adjusted to give effect to the Deep Roots Merger. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the Deep Roots Merger as if it had occurred on March 31, 2025. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 gives effect to the Deep Roots Merger as if it had occurred on January 1, 2025.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for Deep Roots, which is based on a purchase price allocation, which includes known information and preliminary estimates of fair value for certain equity instruments and contingent consideration. While this is management’s best estimate at this time, the valuation of these equity instruments and contingent consideration is still in process and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Deep Roots Merger. Actual results may be materially different from the unaudited pro forma condensed combined financial information presented herein.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Deep Roots Merger occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

			Transaction
			Accounting		Pro Forma
	Vireo	Deep Roots	Adjustments		Combined
ASSETS
Current assets
Cash	$86,260,997	$19,506,626	$(4,259,333)	A	$101,508,290
Accounts receivable, net	3,983,466	206,247	—		4,189,713
Income tax receivable	11,367,067	8,295,721	—		19,662,788
Inventory	23,343,300	13,582,368	—		36,925,668
Prepayments and other current assets	1,785,664	2,148,335	—		3,933,999
Warrants held	1,751,906	—	—		1,751,906
Assets held for sale	99,941,960	—	—		99,941,960
Total current assets	228,434,360	43,739,297	(4,259,333)		267,914,324
Property and equipment, net	32,836,175	32,480,491	—		65,316,666
Operating lease, right-of-use asset	7,660,568	15,748,110	—		23,408,678
Intangible assets, net	7,694,517	19,943,709	18,567,241	B1	46,205,467
Deposits	421,244	—	—		421,244
Goodwill	—	6,252,267	(6,252,267)	B1	18,374,007
			15,748,580	B1
			2,625,427	E
Investments	—	13,100,000	—		13,100,000
Deferred tax asset	—	17,640	—		17,640
Total assets	$277,046,864	$131,281,514	$26,429,648		$434,758,026
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$12,197,467	$12,868,206	$(933,681)	A	$24,131,992
Long-term debt, current portion	—	1,617,257	—		1,617,257
Right-of-use liability	1,148,991	2,563,887	—		3,712,878
Uncertain tax position liability	34,959,000	14,202,308	—		49,161,308
Liabilities held for sale	89,351,157	—	—		89,351,157
Total current liabilities	137,656,615	31,251,658	(933,681)		167,974,592
Right-of-use liability, net of current portion	16,437,288	13,576,849	—		30,014,137
Long-term debt, net of current portion	62,603,583	16,972,551	—		79,576,134
Convertible debt	9,874,521	—	—		9,874,521
Other long-term liabilities	37,278	—	—		37,278
Contingent consideration liabilities	—	—	2,625,427	E	2,625,427
Total liabilities	226,609,285	61,801,058	1,691,746		290,102,089

STOCKHOLDERS' EQUITY
Subordinate voting shares ($- par value, unlimited shares authorized; 339,475,288 shares issued and outstanding at March 31, 2025)	—	—	—		—
Multiple voting shares ($- par value, unlimited shares authorized; 278,170 shares issued and outstanding at March 31, 2025)	—	—	—		—
Common stock	—	100,000	(100,000)	B2	—
Additional paid-in capital	288,381,930	16,908,335	(6,252,267)	B1	385,925,940
			34,315,821	B1
			52,572,121	B2
(Accumulated deficit) / retained earnings	(237,944,351)	52,472,121	(3,325,652)	A	(241,270,003)
			(52,472,121)	B2
Total stockholders' equity	50,437,579	69,480,456	24,737,902		144,655,937
Total liabilities and stockholders' equity	$277,046,864	$131,281,514	$26,429,648		$434,758,026

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

			Transaction
			Accounting		Pro Forma
	Vireo	Deep Roots	Adjustments		Combined
Revenue	$24,540,641	$23,681,612	$—		$48,222,253
Cost of sales
Product costs	11,695,329	11,822,904	—		23,518,233
Inventory valuation adjustments	433,000	—	—		433,000
Gross profit	12,412,312	11,858,708	—		24,271,020
Operating expenses:
Selling, general and administrative expenses	7,473,943	7,292,183	—		14,766,126
Stock-based compensation expenses	1,460,850	828,425	—		2,289,275
Transaction related expenses	1,244,696	63,040	3,325,652	AA	4,633,388
Depreciation	77,102	—	—		77,102
Amortization	180,032	342,353	299,496	BB	821,881
Total operating expenses	10,436,623	8,526,001	3,625,148		22,587,772

Income from operations	1,975,689	3,332,707	(3,625,148)		1,683,248

Other income (expense):
Interest income (expense), net	(7,599,517)	(483,388)	—		(8,082,905)
Loss on disposal of assets	—	(27,396)	—		(27,396)
Other income (expense), net	790,038	—	—		790,038
Other income (expense), net	(6,809,479)	(510,784)	—		(7,320,263)

(Loss) income before income taxes	(4,833,790)	2,821,923	(3,625,148)		(5,637,015)

Income tax expense	(1,675,000)	(2,687,774)	—		(4,362,774)
Net (loss) income and comprehensive (loss) income	$(6,508,790)	$134,149	$(3,625,148)		$(9,999,789)
Net loss per share - basic and diluted	$(0.02)				$(0.02)
Weighted average shares used in computation of net loss per share - basic and diluted	366,800,177				618,010,230

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1.Basis of Presentation

The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo and Deep Roots) unaudited pro forma condensed combined balance sheet as of March 31, 2025 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Deep Roots, adjusted to give effect to the Deep Roots Merger, and should be read in conjunction with the historical financial statements from which they are derived.

The unaudited pro forma condensed combined financial information is presented in United States dollars.

The unaudited pro forma condensed combined balance sheet gives effect to the Deep Roots Merger as if it had occurred on March 31, 2025. The unaudited pro forma condensed combined statement of operations gives effect to the Deep Roots Merger as if it had occurred on January 1, 2025.

In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:

•	Vireo’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025, as filed with the SEC on May 9, 2025; and
•	Deep Roots’ unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

The unaudited pro forma condensed combined information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Deep Roots Merger had been completed on the dates or for the period presented, nor does it purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Deep Roots Merger.

Note 2.Accounting Policies and Reclassifications

Subsequent to the consummation of the Deep Roots Merger, management has commenced a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Deep Roots’ financial statement presentation with that of Vireo.

Note 3.Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Deep Roots Merger and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Vireo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Vireo and Deep Roots have not had any historical relationship prior to the Deep Roots Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Deep Roots Merger and related transactions occurred on January 1, 2025.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are as follows:

A

Represents Vireo’s and Deep Roots’ total estimated transactions costs of $6,541,391, which include advisory, banking, legal and due diligence fees that will be expensed as part of the Deep Roots Merger. Of the total estimated transaction costs, $2,737,800 were incurred and reflected in Vireo and Deep Roots’ December 31, 2024 historical financial statements and an additional $477,939 have been incurred and are reflected within Vireo and Deep Roots’ March 31, 2025 historical financial statements. As of March 31, 2025, $933,681 was recorded in ‘Accounts payable and accrued liabilities’ and $2,282,058 had been paid in cash through March 31, 2025. The remaining $3,325,652 of estimated transaction costs are expected to be incurred after March 31, 2025 (refer to adjustment AA for the impact of these additional estimated transaction costs). The remaining unpaid amount of $4,259,333 (consisting of the $933,681 of transaction costs accrued as of March 31, 2025 and $3,325,652 expected to be incurred after March 31, 2025) will be paid in cash at the close of the Deep Roots Merger.

B

Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Deep Roots Merger is being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”):

B1

Represents adjustments related to: (1) the elimination of the historical Deep Roots goodwill balance of $6,252,267 given it is not an identifiable asset under ASC 805; (2) the estimated preliminary purchase price allocation for the Deep Roots Merger, including the issuance of Vireo’s Subordinate Voting Shares to legacy Deep Roots shareholders as consideration transferred; (3) the step up to fair value for acquired historical intangible assets of $18,567,241; and (4) the recognition of goodwill of $15,748,580. An additional $2,625,427 of goodwill was recognized  associated with the Earn-out liability. Refer to Note E below. Refer to the table in Note 4 below for additional information related to these adjustments.

B2

Represents the elimination of Deep Roots’’ historical equity as a result of the business combination by: (1) reclassifying Deep Roots’ ‘Retained earnings’ balance of $52,472,121 to Additional paid-in capital; and (2) reclassifying Deep Roots’ Common stock’ balance of $100,000 to Additional paid-in capital.

C	Not used.
D	Not used.
E

Represents the net fair value of to the contingent consideration for the Earnout and Forfeiture Shares related to the Deep Roots Merger. Refer to Note 4 for additional information related to the Deep Roots Earnout and Forfeiture Shares,

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 are as follows:

AA

Represents estimated remaining transaction costs not already reflected in the March 31, 2025 or December 31, 2024 historical financial statements of Vireo and Deep Roots of $3,325,652 as if incurred on January 1, 2025, the date the Deep Roots Merger occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

BB	Represents adjustment to record Deep Roots’ additional amortization of $299,496 associated with the stepped up fair value of intangible assets.

Note 4.Estimated Purchase Price Consideration

The estimated preliminary purchase price allocation for the Deep Roots Merger and the corresponding aggregate Merger Consideration is presented in the table below as if the Deep Roots Merger closed on March 31, 2025. Following the close of the Deep Roots Merger on June 6, 2025, the purchase price allocation for the Deep Roots Merger has been prepared and is preliminary and subject to revision and as additional information about the fair value of the assets acquired and liabilities assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of those assets and liabilities as of March 31, 2025 approximate their fair value. Management has not finalized the purchase price allocation. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets acquired and liabilities assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Deep Roots Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Components of total estimated purchase price consideration:	Fair Value
Merger consideration - Subordinate Voting Shares	$97,544,010
Contingent consideration - Deep Roots Earn-Out Shares	12,429,910
Contingent consideration - Deep Roots Forfeiture Amount	(9,804,483)
Contingent consideration - New Retail Forfeiture Amount	—
Total consideration	$100,169,437

Assets acquired:
Cash	$19,506,626
Accounts receivable	206,247
Income tax receivable	8,295,721
Inventory	13,582,368
Prepayments and other current assets	2,148,335
Property and equipment	32,480,491
Operating lease, right-of-use asset	15,748,110
Investments	13,100,000
Deferred tax asset	17,640
Total tangible assets	105,085,538
Intangible assets	38,510,950
Goodwill	18,374,007
Total assets	161,970,495
Accounts payable and accrued liabilities	(12,868,206)
Long-term debt	(18,589,808)
Right-of-use liability	(16,140,736)
Uncertain tax position liability	(14,202,308)
Total liabilities assumed	(61,801,058)
Net assets acquired	$100,169,437

Total estimated purchase price consideration

The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. For purposes of preparing the unaudited pro forma condensed combined financial information, the Company has included an estimated amount for the ‘Contingent consideration - Deep Roots Earn-Out Shares’, ‘Contingent consideration - Deep Roots Forfeiture Amount’, and the ‘Contingent consideration - New Retail Forfeiture Amount’ components. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Deep Roots Closing Date.

Merger Consideration: Estimated Merger Consideration of $100,169,437 is based on the Company’s closing share price of $0.39 on June 6, 2025 multiplied by the number of Vireo Subordinate Voting Shares issued of 251,210,053 (of which up to 50% of such shares are subject to the clawback provisions of the Deep Roots Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of Deep Roots. Included in the 251,210,053 Subordinate Voting Shares issued was a pre-closing compensatory award from Deep Roots to the holders of its incentive common stock in the amount of $6,205,000 (the “Compensatory Award”). In respect of the Compensatory Award, the Company issued a number of its Subordinate Voting Shares (the “Parent Shares”) to the former holders of Deep Roots’ incentive common stock equal to the Compensatory Award divided by $0.52 for an aggregate of 11,932,692 Parent Shares, less the number of Parent Shares withheld to satisfy applicable income, payroll, and employment taxes. The Parent Shares were issued to the former holders of Deep Roots’ incentive common stock in consideration for a corresponding decrease in the Merger Consideration under the Deep Roots Merger Agreement in an amount equal to the Compensatory Award, and no portion of the Merger Consideration was paid by the Company in respect of Deep Roots’ incentive common stock (which was cancelled as part of the Deep Roots Merger). Further, the Parent Shares issued in respect of the Compensatory Award will not be eligible to receive any portion of the earn-out payments, or be subject to the clawback provisions, that are applicable to the Deep Roots stockholders under the Deep Roots Merger Agreement.

On the Deep Roots Closing Date, 10% of the Subordinate Voting Shares (the “Deep Roots Escrow Shares”) were delivered to an escrow agent (the “Deep Roots Escrow Agent”) under an escrow agreement (the “Deep Roots Escrow Agreement”). The Deep Roots Escrow Shares will be held by the Deep Roots Escrow Agent pursuant to the Deep Roots Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Deep Roots Merger Agreement. The Deep Roots Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Deep Roots stockholders following the date that is twenty-four months after the Deep Roots Closing Date.

Contingent consideration:

Deep Roots Earn-Out Shares: Pursuant to the Deep Roots Merger Agreement, the Deep Roots stockholders will be eligible to receive a potential earn-out amount (the “Deep Roots Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Deep Roots Closing Date and ending on December 31, 2026 (the “Deep Roots Earn-Out Period”). The Deep Roots Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):

(a)  the greater of (1) the trailing twelve month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve  calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, in each case excluding gains or losses on certain existing investments of Deep Roots and its subsidiaries, minus

(b)  the sum of (1) the closing EBITDA of $30,000,000 plus (2) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the final actual amount of the Merger Consideration (the “Deep Roots Actual Closing Merger Consideration”), minus (3) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025, plus and minus (as applicable) (ii) (a) plus, seventy-five percent (75%) of the aggregate amount, if any, of any gains on certain existing investments of Deep Roots and its subsidiaries during the Deep Roots Earn-Out Period, and (b) minus, seventy-five percent (75%) of the aggregate amount, if any, of any losses on certain existing investments of Deep Roots and its subsidiaries during the Deep Roots Earn-Out Period, minus (iii) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, plus (iv) the amount of any cash remaining in a stockholder representative expense fund (the “Deep Roots Stockholder Representative Expense Fund”), plus (v) certain tax refund amounts held for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement.

The Deep Roots Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Deep Roots Earn-Out Period.

Deep Roots Forfeiture Amount: The stockholders of Deep Roots will be required to forfeit a portion of the Subordinate Voting Shares received by such stockholders as Deep Roots Actual Closing Merger Consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the sum of (I) the closing EBITDA of $30,000,000 plus (II) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the Deep Roots Actual Closing Merger Consideration, minus, (III) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025 or already deducted pursuant to subsection (II) above (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Deep Roots EBITDA Deficiency”); and (ii) (a) consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ending December 31, 2026 is less than consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ending December 31, 2026, is less than the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Deep Roots Earn-Out Period is greater than $1.05 per Subordinate Voting Share.

In the event that the foregoing occurs, the Deep Roots stockholders will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Deep Roots Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Deep Roots Actual Closing Merger Consideration (the “Deep Roots Forfeiture Shares”). The Deep Roots Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Deep Roots acquisition multiple multiplied by the Deep Roots EBITDA Deficiency, minus (ii) the product of (a) 0.75 multiplied by (b) any gains on certain existing investments of Deep Roots and its subsidiaries, plus (iii) the product of (a) 0.75 multiplied by (b) any losses on certain existing investments of Deep Roots and its subsidiaries, plus (iv) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, minus (v) the amount of any cash remaining in the Deep Roots Stockholder Representative Expense Fund, and minus (vi) certain tax refund amounts held for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement.

Deep Roots New Retail Forfeiture Amount: The following contingency has been resolved as all retail stores were operational by April 1, 2025. In the event that a specified new retail store had not been operational by April 1, 2025, and only to the extent that such amount was not previously taken into account in the determination of the Deep Roots Closing Merger Consideration described above, the Company would have been entitled to a payment equal to $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store was not operational by April 1, 2025 (the “Deep Roots New Retail Forfeiture Amount”). If such $1,000,000 payment became owed to the Company, the stockholder representative for Deep Roots could have elected to direct (i) the release to the Company of an amount from the Deep Roots Stockholder Representative Expense Fund, (ii) the Deep Roots stockholders to pay to the Company $1,000,000 in cash, or (iii) the Escrow Agent to release to the Company an aggregate number of Deep Roots Escrow Shares (rounded up to the nearest whole number) equal to $1,000,000 divided by the closing share price of $0.52, or any combination of the foregoing.

The accounting treatment of the Deep Roots Earn-Out Shares and potential forfeitures related to the Deep Roots Forfeiture Shares are expected to be recognized at fair value upon the closing of the Deep Roots Merger. The Company has determined that the earnout features are liability classified. As the Deep Root Earn-Out Shares and potential forfeitures related to the Deep Roots Forfeiture Shares were determined to be classified as a liability on the balance sheet, Vireo will recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Deep Roots Earn-Out Period, pursuant to the provisions of ASC Topic 815, Derivatives and Hedging.

Identifiable Net Assets Acquired

In connection with the Deep Roots Merger, the Company will recognize $38,510,950 of identifiable intangible assets pertaining to certain cannabis licenses being acquired in the acquisition of Deep Roots and $18,374,007 of goodwill. Goodwill represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.

The purchase price has been allocated to the tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Deep Roots Merger. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential revenue synergies related to new product development, various expense synergies and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.

Note 5.Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Deep Roots Merger, assuming the shares were outstanding since January 1, 2025. As the Deep Roots Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Deep Roots Merger have been outstanding for the entirety of the period presented.

For the Three Months
Ended March 31, 2025(1)

Numerator:
Pro forma net loss	$(9,999,789)
Denominator:
Weighted average shares outstanding - basic and diluted	618,010,230
Net loss per share:
Basic and diluted	$(0.02)
Excluded securities(2):
Options	30,731,300
Restricted stock units	71,156,247
Warrants	18,541,586
Shares issuable to convertible debt holders	16,000,000
Deep Roots Earn-Out Shares(3)	4,847,665

(1)  Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)  The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, diluted, because their effect would have been anti-dilutive.

(3)  Represents shares that may potentially be issued to Deep Roots shareholders under the earn-out provisions within Section 2.19 of the Deep Roots Merger Agreement.